Exhibit 10.1

ELEVENTH LOAN MODIFICATION AGREEMENT
AND LIMITED CONSENT

THIS ELEVENTH LOAN MODIFICATION AGREEMENT AND LIMITED CONSENT (this "Modification") dated as of April [illegible] 2025, is by and among ORGANIC PRODUCTS TRADING COMPANY LLC, a Delaware limited liability company ("Organic Products") and COFFEE HOLDING CO., INC., a Nevada corporation ("Coffee Holding", and together with Organic Products, collectively, the "Borrowers"), the Guarantors identified on the signature pages hereto and WEBSTER BANK, NATIONAL ASSOCIATION (the "Bank" or the "Lender").

WITNESSETH:

WHEREAS, the Borrowers, the Guarantors and the Bank entered into that certain Amended and Restated Loan and Security Agreement dated as of April 25, 2017, as amended (collectively, the "Loan Agreement"), for the purposes and consideration therein expressed, pursuant to which the Bank became obligated to make Loans to the Borrowers as provided therein;

WHEREAS, Coffee Holding has requested that Bank consent to the declaration and payment of a special dividend, in amount equal to [illegible] per share, to shareholders of record as of [illegible], 2025][2] (the "Proposed Dividend") notwithstanding the restrictions contained in Section 5.8 and in paragraph 16.2(e) of Annex 2 to the Loan Agreement;

WHEREAS, the Borrowers have requested that Bank (i) consent to the Proposed Dividend and (ii) amend the Loan Agreement, in each case subject to the terms and conditions herein; and

WHEREAS, Bank has agreed to (i) consent to the Proposed Dividend and (ii) amend the Loan Agreement, in each case subject to the terms and conditions herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Loan Agreement, in consideration of the Loans which may hereafter be made by the Bank to the Borrowers, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I
Definitions

Section 1.1 Terms Defined in the Loan Agreement. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Loan Agreement shall have the same meanings whenever used in this Modification.

ARTICLE II

[1] Webster to confirm.
[2] Webster to confirm.

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Modification to the Loan Agreement and Limited Consent

Section 2.1 Modification. As of the effective date of this Modification, the Loan Agreement is amended as follows:

(a) Annex 1. Annex 1 to the Loan Agreement is amended by the addition, in alphabetical order, or the amendment and restatement, as applicable, of the following definitions to read in their entirety as follows:

"Eleventh Loan Modification Effective Date" means April [7],2025.

(b) Annex 2; Section 10. Section 10 of Annex 2 to the Loan Agreement is amended and restated in its entirety to read as follows:

10. Maturity Date. The Revolving Credit Facility shall mature and terminate on June 28, 2026 (the "Maturity Date"). If the Maturity Date shall fall on a day which is not a Business Day, the due date for payment hereunder shall be extended to the next succeeding Business Day, and such extension of time shall be included in computing interest and fees in connection with such payment.

(c) Annex 2, Section 15.2(f). Section 15.2(f) of Annex 2 of the loan Agreement is amended and restated in its entirety to read as follows:

(f) Annually, not sooner than 30 days prior to, and not later than 30 days after, the end of each fiscal year of Borrowers, annual forecasts (to include forecasted consolidated balance sheets, statements of income and expenses, statements of cash flow and Availability) for Borrower and its consolidated Subsidiaries as of the end of and for each fiscal month of the following fiscal year of Borrowers; provided, however, no such forecasts shall be required from the Eleventh Loan Modification Effective Date through and including June 28, 2026.

For purposes of this Section 15.2(f), the term "Availability" means, with respect to Revolving Loans at any time of determination, an amount equal to (a) the Borrowing Base less (b) the sum of (i) the unpaid principal balance of Revolving Loans plus (ii) all LC Obligations, in each case determined at such time.

Section 2.2 Limited Consent. Subject to satisfaction of the conditions precedent set forth in Section 3 below, the Lender hereby consents to Coffee Holdings declaring and paying a dividend to its shareholders in an amount not to exceed the lesser of (a) 30% of pretax profits for its fiscal year ending October 31, 2025 or (b) [$0.07] per share, so long as, as of the date of such payment and after giving effect thereto (x) no Default or Event of Default shall exist or shall have occurred and be continuing and (y) Borrower shall have Availability of not less than $4,000,000.:

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ARTICLE III
Conditions of Effectiveness

Section 3.1 Effective Time. This Modification shall become effective as of the date first above written once the following conditions precedent have been satisfied in full (the "Effective Date"):

(a) Bank shall have received, at Bank's office, a duly executed counterpart of this Modification from each Borrower and Guarantor.

(b) Bank shall have received a certificate of an officer of each Borrower and each Guarantor certifying that (i) the resolutions of such Person delivered to the Lender on June 22, 2022 have not been modified, rescinded or amended, are in full force and effect on the date of this Modification, are the only resolutions relating to the documents and transactions described therein and authorize the execution and delivery by such Person of this Modification, (ii) the certificate of incorporation, certificate of formation, by-laws or limited liability company agreement, as applicable, of such Person which were certified and delivered to Lender on April 25, 2017 are true and correct copies of such documents, and such documents continue in full force and effect and have not been amended or otherwise modified except as set forth in the certificates to be delivered, and (iii) the officers of such Person who have been certified to Lender on April 25, 2017 as being authorized to sign and to act on behalf of such Person continue to be so authorized or setting forth the sample signatures of each of the officers of such Person authorized to execute and deliver this Modification and all other documents, agreements and certificates on behalf of such Person.

(c) Borrowers shall have paid and Lender shall have received the Amendment Fee (as defined below).

(d) Bank shall have received any and all other documents, instruments, writings, agreements, and information as Agent may reasonably request and which have been identified to Agent at least three (3) Business Days prior to the date hereof.

(e) No Default or Event of Default shall have occurred and be continuing.

Section 3.2 Amendment Fee. In consideration of the Lender's agreement to enter into this Modification, Borrowers shall pay to Lender a non-refundable amendment fee in an amount equal to $5,000 (the "Amendment Fee"). The Amendment Fee shall be fully earned as of the Effective Date of this Modification, and shall be due and payable in full on the Effective Date of this Modification. Lender may obtain this amendment fee by charging such amount as a Revolving Loan under the Loan Agreement.

ARTICLE IV
Representations and Warranties

Section 4.1 Representations and Warranties of Borrower and Guarantor. In order to induce Bank to enter into this Modification, Borrowers and Guarantors hereby represent and warrant to Bank that:

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(a) The representations and warranties contained in the Loan Agreement are true and correct in all material respects at and as of the Effective Date; provided, however, those representations and warranties containing a reference to a particular date shall continue to be qualified by reference to such date;

(b) The Borrowers and Guarantors are duly authorized to execute and deliver this Modification and are duly authorized to borrow and perform their obligations under the Loan Agreement and the other Loan Documents. The Borrowers and Guarantors have duly taken all corporate action necessary to authorize the execution and delivery of this Modification and to authorize the performance of the obligations of Borrowers and Guarantors hereunder;

(c) The execution and delivery by the Borrowers and Guarantors of this Modification, the performance by the Borrowers and Guarantors of their obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby do not and will not conflict with, violate or constitute a breach or default under (i) any provision of applicable law applicable to it or any of its Subsidiaries, (ii) its organizational documents, (iii) any agreement or instrument to which it is a party or which is otherwise binding upon it, or (iv) any material judgment, license, order or permit applicable to or binding upon it;

(d) Except for those which have been duly obtained, no consent, approval, exemption, authorization or other action by, notice to, or filing with any governmental authority or third party is required in connection with the execution and delivery by the Borrowers and Guarantors of this Modification or to consummate the transactions contemplated hereby;

(e) When duly executed and delivered, this Modification will constitute the legal, valid and binding obligation of the Borrowers and Guarantors, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to enforcement of creditors' rights; and

(f) No Default or Event of Default exists under the Loan Agreement or any of the other Loan Documents.

ARTICLE V
Miscellaneous

Section 5.1 Ratification of Agreement.

(a) The Loan Agreement as hereby amended is hereby ratified and confirmed in all respects. Any reference to the Loan Agreement in any Loan Document shall be deemed to refer to the Loan Agreement, as amended by this Modification. The execution, delivery and effectiveness of this Modification shall not operate as a waiver of any Default or Event of Default, or of any right, power or remedy of Bank under the Loan Agreement or any other Loan Document nor constitute a waiver of any provision of the Loan Agreement or any other Loan Document.

(b) By signing in the space provided below, each Guarantor hereby ratifies in all respects such Guarantor's separate Guaranty Agreement and confirms such Guaranty Agreement remains in full force and effect.

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Section 5.2 Survival of Agreements. All representations, warranties, covenants and agreements of the Borrowers and Guarantors herein shall survive the execution and delivery of this Modification and the performance hereof, and shall further survive until all of the Obligations are paid in full. All statements and agreements contained in any certificate or instrument delivered by the Borrowers and Guarantors hereunder or under the Loan Agreement or the Guaranty to Bank shall be deemed to constitute representations and warranties by, or agreements and covenants of, the Borrowers and Guarantors under this Modification and under the Loan Agreement and Guaranty.

Section 5.3 Loan Document. This Modification is a Loan Document, and all provisions in the Loan Agreement pertaining to Loan Documents apply hereto.

Section 5.4 Governing Law. THIS MODIFICATION HAS BEEN EXECUTED OR COMPLETED AND/OR IS TO BE PERFORMED IN NEW YORK, AND IT AND ALL TRANSACTIONS HEREUNDER OR PURSUANT HERETO SHALL BE GOVERNED AS TO INTERPRETATION, VALIDITY, EFFECT, RIGHTS, DUTIES AND REMEDIES OF THE PARTIES HEREUNDER AND IN ALL RESPECTS BY THE LAWS OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF, BUT INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW.

Section 5.5 Counterparts; Fax. This Modification may be executed in any number of counterparts and signature pages may be detached from multiple separate counterparts and attached to the same document. A telecopy or other electronic transmission of any such executed counterpart signature page shall be deemed valid as an original.

Section 5.6 References. All references in the Loan Agreement to "this Agreement" shall be deemed to refer to the Loan Agreement as amended hereby; and any and all references in the Loan Documents to the Loan Agreement shall be deemed to refer to the Loan Agreement as amended hereby.

Section 5.7 Costs and Expenses. Borrowers hereby reaffirm their agreement under the Loan Agreement to pay or reimburse Bank on demand for all reasonable costs and expenses incurred by Bank in connection with the Loan Documents, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, Borrowers specifically agree to pay all reasonable fees and disbursements of counsel to Bank for the services performed by such counsel in connection with the preparation of this Modification and the documents and instruments incidental hereto. Borrowers hereby agree that Bank may, at any time or from time to time in its sole discretion and without further authorization by Borrowers, make a loan to Borrowers under the Loan Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses.

THIS MODIFICATION AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

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THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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IN WITNESS WHEREOF, this Modification is executed as of the date first above written.

BORROWERS:

ORGANIC PRODUCTS TRADING COMPANY LLC

By:	/s/ Andrew Gordon
Name:	Andrew Gordon
Title:	Manager

COFFEE HOLDING CO., INC.

By:	/s/ Andrew Gordon
Name:	Andrew Gordon
Title:	President/CEO

BANK/LENDER

WEBSTER BANK, NATIONAL ASSOCIATION

By:	/s/ Jason C. Rosenberg
Name:	Jason C. Rosenberg
Title:	Director

Agreed and acknowledged:

SONOFRESCO, LLC, Guarantor

By:	/s/ Andrew Gordon
Name:	Andrew Gordon
Title:	Manager

COMFORT FOODS, INC., Guarantor

By:	/s/ Andrew Gordon
Name:	Andrew Gordon
Title:	Manager

Validity Guarantors:

By:	/s/ Andrew Gordon
Andrew Gordon

By:	/s/ David Gordon
David Gordon